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                                                                       EXHIBIT 1



                                2,875,000 SHARES


                          PHOENIX FOOTWEAR GROUP, INC.


                                  COMMON STOCK


                             UNDERWRITING AGREEMENT


                                                               July    , 2004



WEDBUSH MORGAN SECURITIES INC.
FIRST ALBANY CAPITAL INC.
  As Representatives of the Several Underwriters

c/o Wedbush Morgan Securities Inc.
1000 Wilshire Boulevard, 10th Floor
Los Angeles, California 90017-2465

Gentlemen:

      Phoenix Footwear Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you and other firms and corporations named in Schedule A (the "Underwriters," which term shall also include any underwriter substituted as provided in Section 9), for which you are acting as representatives ("Representatives"), 2,500,000 shares of the Company's Common Stock (the "Primary Shares"). In addition, the Company proposes to grant to the Underwriters an option to purchase, for the purpose of covering over-allotments, up to an additional 375,000 shares of the Company's Common Stock ("Over-Allotment Shares"). The Primary Shares and the Over-Allotment Shares are collectively referred to below as the "Shares." The Company agrees with the several Underwriters as set forth below.

      1. Representations, Warranties and Certain Covenants of the Company. The Company represents and warrants to, and the Company also covenants and agrees with, each of the Underwriters as follows:

            1.1 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (No. 333-114109), including a preliminary prospectus, relating to the Shares and such amendments to the registration
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      statement and prospectus included therein as have been required to the date hereof, each of which has been prepared by the Company in conformity with the Act and the Rules and Regulations (each as defined below). The Company was eligible at the time of filing of the Registration Statement with the Commission to file the Registration Statement on Form S-2 and will continue to be so eligible until completion of the distribution of the Shares in the offering. The Company will file with the Commission either: (i) prior to effectiveness of the registration statement, a further amendment thereto, including a form of prospectus, and if required after effectiveness of such registration statement, a final prospectus in accordance with Rule 424(b) of the rules and regulations ("Rules and Regulations") under the Securities Act of 1933, as amended (the "Act"), or
      (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. Any such preliminary prospectus and any prospectus included in the registration statement at the time it becomes effective that omits information pursuant to Rule 430A of the Rules and Regulations, is referred to herein as a "preliminary prospectus"; such registration statement, as it may have been amended at the time when it becomes effective, including financial statements, exhibits, and the information, if any, deemed to be a part of such registration statement by virtue of Rule 430A of the Rules and Regulations, is referred to herein as the "Registration Statement"; and such final form of prospectus, in the form in which it was first filed pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is made, in the form included in the Registration Statement at the time it becomes effective, is referred to herein as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include the Rule 462 Registration Statement. Any references herein to the preliminary prospectus, Prospectus or Registration Statement shall be deemed to include all documents incorporated by reference therein.

            1.2 The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened or contemplated by the Commission, and the Company has complied with all requests by the Commission for additional information in connection therewith. Each such preliminary prospectus, as of its date, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the date of this Agreement, at the date the Registration Statement becomes effective and at the Closing Date (as defined below) (i) the Registration Statement and Prospectus and any amendments or supplements thereto will in all material respects conform to the requirements of the Act and the Rules


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      and Regulations, (ii) the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (iii) the Prospectus, as amended or supplemented, if applicable, will not include any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference in the Prospectus was filed or will be filed in a timely manner, complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 7.3.

            1.3 The Prospectus includes all historical and pro forma financial statements and schedules and financial information required by the Act to be included or incorporated by reference into the Prospectus and the Registration Statement, all of which fully comply with the requirements of the Exchange Act, the Act and the Rules and Regulations. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are, and during the periods covered by their reports in the Registration Statement were, independent public accountants as required by the Act and the Rules and Regulations. The historical financial statements set forth in the Registration Statement, the Prospectus and each preliminary prospectus, together with the related notes and schedules thereto, and other financial information included in the Registration Statement, the Prospectus and each preliminary prospectus present fairly the financial condition of the entity or entities to which they relate as of the dates indicated and the results of operations, cash flows and statements of changes in stockholders' equity and other information required to be stated therein of the Company and its subsidiaries at the dates and for the periods therein specified in conformity with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise stated therein). The pro forma financial statements and information set forth in the Registration Statement, the Prospectus and each preliminary prospectus, together with the related notes thereto, present fairly the information contained therein, have been prepared in accordance with the Act and the rules and guidelines of the Commission with respect to pro forma financial information, have been prepared on a basis consistent with the historical financial statements of the Company and have been compiled on the pro forma bases described therein, and (i) the assumptions underlying the pro forma adjustments are reasonable, (ii) such adjustments are appropriate to give effect to the transactions or circumstances referred to therein and have been properly applied to the historical amounts in the compilation of such statements and information and (iii) such statements and information fairly present the pro forma results of operations and information purported


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      to be shown therein for the respective periods therein specified based on the assumptions identified therein. The selected and summary financial data and information included in the Registration Statement and the Prospectus and each preliminary prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The schedules set forth in the Registration Statement present fairly the information required to be stated therein in conformity with GAAP. All disclosures contained in the Registration Statement, each preliminary prospectus and the Prospectus regarding "non-GAAP financial measures" (as that term is defined by the Rules and Regulations) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. Except as set forth in the financial statements that are included in the preliminary prospectus as of the execution of this Agreement, neither the Company nor any of its subsidiaries has any material debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including without limitation, any tax liabilities or deferred tax liabilities or any other debts, liabilities or obligations except for debts, liabilities or obligations that are specifically described in the Prospectus.

            1.4 The Company is a Delaware corporation. The Company and each of its subsidiaries have each been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation. As used in this Agreement, the word "subsidiary" means any corporation, partnership, limited liability company or other entity of which the Company directly or indirectly owns 50% or more of the equity or that the Company directly or indirectly controls, and unless otherwise expressly stated to the contrary, also includes Altama Delta Corporation, a Georgia corporation whose shares of outstanding capital stock the Company proposes to acquire with the proceeds of this offering ("Altama"), and Altama Delta (Puerto Rico) Corporation, a Delaware corporation and wholly-owned subsidiary of Altama ("Target Sub"). Except for H.S. Trask & Co., a Montana corporation ("H.S. Trask"), Royal Robbins, Inc., a California corporation ("Royal Robbins"), Penobscot Shoe Company, a Maine corporation ("Penobscot"), Altama and Target Sub, the Company has no subsidiaries. The Company owns (or in the case of Altama and Target Sub will own on the First Closing Date), 100% of the issued and outstanding capital stock of each of the subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any type, kind or nature, other than the security interest of Manufacturers and Traders Trust Company ("Bank") in shares of common stock of Penobscot, H.S. Trask and Royal Robbins, and the security interest to be granted to Bank in the shares of common stock of Altama , in each case as described in the Prospectus. Penobscot is non-operational and neither possesses any material assets nor is subject to any material liabilities. Except for the shares of capital stock of the subsidiaries owned by the Company or to be acquired by the Company at the First Closing, neither the Company nor any subsidiary owns, or is a party to any arrangement or agreement or has any specific plans to acquire, any shares of capital stock or any other securities of any corporation, nor does it own and nor is it a party to any arrangement or agreement nor does it have any specific plans to acquire any equity interest, direct or indirect, in any firm, partnership,


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      association or other entity. The Company and each of its subsidiaries has all requisite power and authority to own, lease and operate its properties and to conduct its business as is described in the Prospectus. The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would: individually or in the aggregate, not have a material adverse effect on the business, properties, assets, liabilities, condition (financial and other), results of operations or business prospects of the Company and its subsidiaries, taken as a whole, and not restrict or prohibit the consummation of any of the transactions contemplated by this Agreement (any such effect, a "Material Adverse Effect").


            1.5 The authorized, issued and outstanding capital stock of the Company conforms to the description thereof contained in the Prospectus and the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The information set forth under the caption "Capitalization" in the Prospectus is true and correct as of the date set forth therein. As of the date of this Agreement, the Company has authorized, issued and outstanding preferred stock, common stock and additional paid-in capital as set forth in the section of the Registration Statement and Prospectus entitled "Capitalization" (the "Capitalization Section") and, as of each time of purchase of Shares under this Agreement, the Company shall have authorized, issued and outstanding preferred stock, common stock and additional paid-in capital as set forth in the "Pro Forma As Adjusted" column of the table in the Capitalization Section (subject, in each case, to (i) any adjustment to the number of shares to be issued at the closing of the Altama acquisition that results from the difference between the estimated price and the applicable price of such shares as specifically described in the Capitalization Section, (ii) the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and Prospectus, (iii) the issuance of shares of Common Stock upon exercise of options granted after the date of the Prospectus under existing stock option plans described in the Registration Statement and Prospectus, and (iv) the reduction of outstanding shares of Common Stock due to the cancellation of shares issued to former H.S. Trask stockholders in connection with the settlement of the Company's indemnity claim against them and payment of escrow fees under an escrow agreement as specifically described in the Capitalization Section). The sale of Shares by the Company has been duly authorized and, after issuance of and payment for the Shares in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable. The Underwriters will acquire good and marketable title to the Shares to be sold by the Company, free and clear of any adverse claims whatsoever. All of the issued and outstanding shares of the capital stock of each of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record, directly or indirectly, by the Company free and clear of all liens, claims or encumbrances whatsoever other than the security interests of Bank as described in Section 1.4. None of the outstanding shares of capital stock of the Company or any of its subsidiaries was issued in violation of the preemptive or similar rights of any securityholder arising by operation of law, under the certificate of incorporation or by-laws of the Company or its subsidiaries or under any agreement or obligation to which the Company or any of its subsidiaries is a party or by which any of them are bound. There are no preemptive rights applicable to any shares of capital stock of the Company or any of its subsidiaries. There are no restrictions on the voting or



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      transfer of any of the Shares pursuant to the certificate of incorporation, bylaws or other charter documents or agreements to which the Company is a party or by which it may be bound. There are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, agreements, specific plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company, except as disclosed in the Prospectus. There are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, agreements, specific plans or arrangements to issue, any shares of capital stock of any of the Company's subsidiaries or any security convertible into or exchangeable for capital stock of any of the Company's subsidiaries.

            1.6 Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, whether direct, indirect, absolute, accrued, contingent or otherwise (including without limitation any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46 or any tax liabilities or deferred tax liabilities or any other debts, liabilities or obligations), or except for the proposed consummation of the Company's acquisition of Altama and the proposed consummation of the amendment to the Company's credit facility, each as described in the Prospectus under the headings "Pending Altama Acquisition," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pending Altama Acquisition," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources," and "Business - Pending Altama Acquisition," and in exhibits 2.4, 10.20, 10.21, 10.22, 10.23 and 10.24 to the Registration Statement, entered into any transactions, whether or not in the ordinary course of business, that are material to the Company and its subsidiaries, taken as a whole, and there has not been any material change in the capital stock, short-term debt or long-term debt of the Company. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Effect.

            1.7 There are no pending actions, suits or proceedings against the Company, any of its subsidiaries or any of their respective properties that are required to be disclosed in the Registration Statement (other than as adequately disclosed therein), or that if determined adversely to the Company or its subsidiaries, could individually or in the aggregate result in a Material Adverse Effect, or that are otherwise material in the context of the offer, sale or purchase of the Shares by the Company or the Underwriters; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

            1.8 There are no agreements, contracts, licenses, leases or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed as required. All agreements, contracts, licenses and leases described in the Prospectus are in full force and effect on the date hereof, and neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any other party, is in


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      breach of or default under, or intends or has threatened to breach, default or terminate, any such contract.

            1.9 The Company and its subsidiaries own or have valid leasehold interests in or licenses to use all properties and assets used in or required for the operation of their business as now conducted or as proposed to be conducted, including those described in the Registration Statement and the Prospectus as being owned or possessed by them; and each of the Company and its subsidiaries has good title to all properties and assets owned by it material to its business, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by the Company or its subsidiaries. All leases and licenses to which the Company or any of its subsidiaries is a party are valid, subsisting and enforceable and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder; and each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such leases or licenses to which it is a party as lessee or licensee.

            1.10 The Company has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            1.11 Neither the Company nor any of its subsidiaries is in, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder do not and will not, with or without the giving of notice or passage of time or both, result in a violation, breach or conflict with: (i) the charter or bylaws of the Company or any of its subsidiaries or (ii) except for such violations, breaches or conflicts that individually or in the aggregate would not result in a Material Adverse Effect, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or as to which any of their respective properties is subject or (iii) any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (including, without limitation, federal and state securities laws and regulations and the rules and regulations of the American Stock Exchange ("AMEX")) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body or third party is required in connection with the transactions contemplated hereby except as have been obtained and made under the Act and such as may be required under state securities or "Blue Sky" laws (except such additional steps as may be required of the Underwriters by the National Association of Securities Dealers, Inc. ("NASD") or as may be required and shall be taken by the Company to notify AMEX of the official issuance of the Shares).



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            1.12  The Company, together with its subsidiaries, owns or possesses, or can acquire on a timely basis and on commercially reasonable terms, all material trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by it, and, except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice or otherwise become aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property rights, nor of any facts or circumstances that would render any intellectual property rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict, if determined adversely to the Company or its subsidiaries, or invalidity or inadequacy would individually or in the aggregate result in a Material Adverse Effect.

            1.13 There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            1.14 The Company and its subsidiaries possess all material certificates, authorities or permits issued by appropriate governmental agencies or bodies and have made all material filings required under any federal, state, local or foreign law, rule or regulation necessary to conduct the business now operated by them (the "Permits") and have not received any notice of proceedings relating to the revocation or modification of any such Permit that, if determined adversely to the Company or its subsidiaries, would individually or in the aggregate result in a Material Adverse Effect.

            1.15 No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company or its subsidiaries, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company's or its subsidiary's principal suppliers, manufacturers, customers or contractors that, in any case, would individually or in the aggregate result in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's employees or those of its subsidiaries and, to the best knowledge of the Company, no such agreement is imminent.

            1.16 Neither the Company nor any subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate result in a Material Adverse Effect; and neither the Company nor any subsidiary is aware of any pending investigation that might lead to such a claim.



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            1.17  The Company and each of its subsidiaries have duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications owned by the Company or its subsidiaries (the "Company Patent Applications"). To the knowledge of the Company, the Company and any predecessors in interest to the Company or its subsidiaries with respect to such Company Patent Applications have complied with the PTO's duty of candor and disclosure for the Company Patent Applications and have made no material misrepresentation in the Company Patent Applications. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authorities. The Company is not aware of any information not called to the attention of the PTO or similar foreign authorities that would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information that would preclude the Company from having clear title to the Company Patent Applications.

            1.18 The Company and each of its subsidiaries are in compliance with the requirements of Section 13(b)(2) of the Exchange Act and, to the best knowledge and belief of the Company, neither the Company nor any of its subsidiaries, nor any employee or agent of the Company or a subsidiary of the Company, has made any payment of funds of the Company or a subsidiary or received or retained any funds in violation of any law, rule or regulation. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries, and each of their respective officers and directors, is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder ("SOX"). All certifications required by SOX to be filed with the Commission on or prior to the Closing Date have been, or when filed will be, duly and timely executed and filed by the appropriate officers of the Company and its subsidiaries and were, or when filed will be, true, correct and complete in all respects as and when filed.



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            1.19  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, or that the cost of renewing existing coverage or obtaining similar coverage would individually or in the aggregate result in a Material Adverse Effect.

            1.20 No relationship, direct or indirect, exists among the Company or any of its subsidiaries, on the one hand, and the directors, officers, customers, suppliers or, to the Company's knowledge, stockholders of the Company or its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and Prospectus and that is not so described.

            1.21 Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate (in accordance with the methodologies used to derive such statistical and market-related data set forth in the underlying source material) in all material respects.

            1.22 The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940 ("1940 Act"). The Company has been advised concerning the 1940 Act, and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in a manner as to ensure that it has not and will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

            1.23 Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

            1.24 The Common Stock is listed for trading on AMEX. The Company is not in violation of the listing requirements of AMEX, does not reasonably anticipate that the Common Stock will be delisted or suspended by AMEX for the foreseeable future, and has not received any notice regarding the possible delisting or suspension of the Common Stock from AMEX. Prior to the First Closing Date, the Company shall secure the listing of the Shares on AMEX (subject to official notice of issuance).

            1.25 The Company has confirmed, for purposes of the Underwriters' representations to the NASD pursuant to Rule 2710 of the NASD, that neither the Company, nor any officer, director or beneficial owner of 5% or more of any class of the

      Company's securities, nor any person or entity who purchased any of the Company's unregistered equity securities since October 3, 2003, nor any affiliates of any of the foregoing, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with any member of the NASD or any affiliate of such member that is a participant in the distribution contemplated hereby or any affiliate of such member. None of the proceeds received by the Company from the sale of the Shares will be paid to or for the benefit of a member of the NASD or any affiliate of such member.

            1.26  Except as expressly set forth in the Prospectus, there are no
      (i) outstanding registration or other similar rights to have any securities registered by the Company pursuant to the Registration Statement or otherwise under the Act, or (ii) pre-emptive, anti-dilution, repurchase, put or other rights associated with the ownership, holding, further issuance or disposition of the Company's common stock, and neither the filing of the Registration Statement nor the offering or sale of the Shares will give rise to any such rights.

            1.27 Other than as permitted by the Act and the Rules and Regulations, the Company has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. Any officer, director or employee of the Company who participated or participates in the offering or sale of the Shares has done or will do so in compliance with Exchange Act Rule 3a4-1 and has not been and will not be compensated in connection with their participation in the offering or sale of the Shares. The Company has not taken, and will not take, directly or indirectly, any action designed, or that might cause or result in, or that has caused or resulted in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. No bid or purchase by the Company nor any bid or purchase that could be attributed to the Company (as a result of bids or purchases by an "affiliated purchaser" within the meaning of Regulation M under the Exchange Act) for or of the Common Stock, any securities of the same class or series as the Common Stock or any securities convertible into or exchangeable for or that represent any right to acquire the Common Stock is now pending or in progress or will have commenced at any time prior to the completion of the distribution of the Shares.

            1.28 The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability has occurred; neither the Company nor any of its subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

            1.29 Each of the Company and its subsidiaries has filed all federal, state, local and foreign tax returns that are required to be filed or has properly and timely requested extensions thereof and has paid all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges to the extent that the same have become due and payable. To the best of the Company's knowledge, no tax assessment or deficiency has been made or proposed against the Company or any of its subsidiaries nor has the Company or any of its subsidiaries received any notice of any proposed tax assessment or deficiency.

            1.30 Neither the Company nor any of its subsidiaries has any liability, absolute or contingent, relating to: (i) public health or safety; (ii) worker health or safety; or (iii) product defect or warrant (all except as would not individually or in the aggregate have a Material Adverse Effect).

            1.31 There are no outstanding contracts, loans, advances or guaranties of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of (i) its "affiliates," as such term is defined in the Rules and Regulations, (ii) except for immaterial advances in the ordinary course of business, any of the officers or directors of the Company or any of its subsidiaries, or (iii) any of the members of the families of any of them. Neither the Company nor any of its subsidiaries is, or at the Closing Date will be, in violation of Section 13(k) of the Exchange Act and the rules and regulations relating thereto.

      2.    Sale and Purchase of the Shares.

            2.1 The Company hereby agrees to sell the Primary Shares to the several Underwriters as set forth in Schedule A, and the several Underwriters, in reliance upon the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company, at the place and the time specified below, the respective aggregate numbers of Primary Shares set forth in Schedule A opposite their respective names, at a price per Share set forth in Schedule A.

            2.2 In addition, on the basis of the representations and warranties herein contained, upon not less than two days' nor more than ten days' notice (the "Notice") from the Representatives to the Company, or its counsel, the Company agrees to sell to the Underwriters (but only for the purpose of covering over-allotments in the sale of the Primary Shares), all or any portion of the Over-Allotment Shares, as specified by the Representatives in the Notice, at the price per Share set forth in Schedule A. The Over-Allotment Shares may be purchased on the Closing Date or at any time or times thereafter so long as the Notice to purchase is given within a period of 45 days following the date of the Prospectus. Each Underwriter shall purchase Over-Allotment Shares covered by a Notice in the proportion that the aggregate number of Primary Shares set opposite the name of each Underwriter in Schedule A bears to the total number of Primary Shares. No Over-Allotment Shares shall be delivered to or for the accounts of the Underwriters unless the Primary Shares shall be simultaneously delivered and paid for or shall theretofore have been delivered and paid for as herein provided.

            2.3 The respective purchase obligation of each Underwriter shall be subject to such adjustments as the Representatives may make in their absolute discretion, but such adjustments shall not affect the obligation of the Underwriters to severally and not jointly purchase all of the Primary Shares to the extent the Underwriters are otherwise obligated to purchase the Primary Shares pursuant to this Agreement.

      3. Terms of Offering and Authority to Use Prospectus. The Shares shall initially be offered to the public at the price to the public as set forth in the Registration Statement and the Prospectus and may be offered to dealers as described in the Prospectus. The Representatives may from time to time thereafter change the price to the public and other selling terms; provided, however, that such change shall not affect the price per Share set forth in Schedule A. The Company has authorized the Representatives to use preliminary prospectuses and to make them available for use by prospective Underwriters and dealers and authorize the Underwriters and all dealers acquiring Shares from an Underwriter to use the Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) in connection with the sale of the Shares until the earlier of completion of the public offering or the period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer.

      4.    Payment and Delivery.

            4.1 Payment for the Primary Shares that the Underwriters agree to purchase hereunder shall be made to the Company by wire transfer of same day federal funds to a bank account designated by the Company on Schedule A to this Agreement, at 7:00 a.m., Pacific Time, on the third business day after the date of this Agreement (unless postponed in accordance with the provisions of Section 9), or at the time, date (not later than seven full business days thereafter) and place agreed upon in writing by the Representatives and the Company, against delivery to the Representatives for the respective accounts of the several Underwriters of the Primary Shares via electronic transfer. The date and time of this payment and delivery (which may be postponed as provided in Section 9) are sometimes referred to below as the "First Closing Date." As used in this Agreement, "business day" means a day on which AMEX is open for trading and on which banks in New York and California are open for business and not permitted by law or executive order to be closed.

            4.2 Payment for the Over-Allotment Shares that the Underwriters have the right to purchase hereunder from the Company shall be made to the Company by wire transfer of same day federal funds to a bank account designated by the Company on Schedule A to this Agreement at the time or times and on the date or dates specified in the Notice or Notices delivered by the Representatives against delivery via electronic transfer for the respective accounts of the several Underwriters of the Over-Allotment

      Shares. The dates and times of these payments and deliveries are herein singularly or collectively sometimes referred to as the "Second Closing Date." The term "Closing Date" refers to both the First Closing Date and the Second Closing Date.

            4.3 You, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment to the Company for Shares to be purchased by any Underwriter whose check shall not have been received by you at the date of payment therefor for the account of that Underwriter. Any payment by you shall not relieve that Underwriter from any of its obligations hereunder.

            4.4 The Shares shall be registered in the name or names and shall be in the denominations you, as Representatives, at least one full business day prior to the First Closing Date, in the case of the Primary Shares, and at least one full business day prior to the Second Closing Date, in the case of the Over-Allotment Shares, may request.

      5. Conditions of the Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the following conditions:

            5.1 The Registration Statement shall have become effective under the Act not later than (i) 2:00 p.m., Pacific Time, on the day following the date of this Agreement or (ii) such other time and date, but not later than 2:00 p.m., Pacific Time, on the second day following the date of this Agreement, as may be approved by the Underwriters (including the Representatives) that are obligated to purchase an aggregate of more than 50% of the Shares; and, at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the qualifications or listing of the Shares shall have been issued and no proceedings for that purpose shall be pending before or threatened by the Commission, AMEX, the NASD or any state securities or "Blue Sky" commissioner or authority, or to the knowledge of the Company or the Underwriters, shall be contemplated; and if the filing of the Prospectus or any supplement thereto is required pursuant to Rules 424(b) or 430A under the Act or the filing of any Rule 462 Registration Statement is required, such Prospectus or supplement thereto and such Rule 462 Registration Statement shall have been filed in the manner and within the time periods required by Rules 424(b), 430A and 462 under the Act; and any request of the Commission, AMEX or the NASD for inclusion of additional information in the Prospectus, Registration Statement or otherwise shall have been complied with to the Representatives' satisfaction in their sole discretion.

            5.2 At each Closing Date, (a) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of that Closing Date, and the Company shall have performed all of the obligations and complied with all of the conditions hereunder on its part to be performed or complied with on or prior to the Closing Date; (b) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading; (c) there shall have been, subsequent to the date of this Agreement (or, if earlier, since the respective dates as of which information is given), no Material Adverse Effect or other material adverse change in the business, properties or condition (financial or otherwise), results of operations, properties, prospects, capital stock, bank debt, long-term debt or general affairs of the Company, and neither the Company nor any of its subsidiaries shall have incurred any material liabilities or material obligations, direct or contingent, or except for the proposed consummation of the Company's acquisition of Altama and the proposed consummation of the amendment to the Company's credit facility, each as described in the Prospectus under the headings "Pending Altama Acquisition," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pending Altama Acquisition," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources," and "Business - Pending Altama Acquisition," and in exhibits 2.4, 10.20, 10.21, 10.22, 10.23 and 10.24 to the Registration Statement, entered into any material transaction, contract or agreement whether or not in the ordinary course of business; and (d) except as set forth in the Registration Statement as of the date of this Agreement, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company or any of its subsidiaries that would be required to be set forth or described in the Registration Statement, and no proceedings shall be pending or threatened against the Company or any of its subsidiaries before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding could individually or in the aggregate result in a Material Adverse Effect; and you shall have received at each Closing Date a certificate of the principal executive officer and the principal financial or accounting officer of the Company, dated as of that Closing Date, evidencing compliance with the provisions of this Section 5.2, and confirming the accuracy of the representations of the Company set forth in Section 1 and confirming that all covenants and conditions set forth herein to be met by the Company have been met as of such date.

            5.3 No Underwriter shall have discovered and disclosed to the Company prior to either Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of a fact that in the opinion of the Representatives is material, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

            5.4 On each Closing Date you shall have received a signed opinion, dated as of such date, of Rutan & Tucker, LLP, counsel to the Representatives, with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby, and the Company and each of the Company's subsidiaries shall have furnished to such counsel such documents as such counsel may have requested for the purpose of enabling them to pass upon such matters.

            5.5 On each Closing Date you shall have received a signed opinion, dated as of such date, of Woods Oviatt Gilman LLP, counsel to the Company, in form reasonably satisfactory to counsel for the Underwriters, together with signed or photostatic copies thereof for each of the other Underwriters, in the form set forth in Exhibit 3 to this Agreement.

            5.6 On each Closing Date, you shall have received a signed opinion, dated as of such date, of Morris, Manning and Martin LLP, counsel to Altama and W. Whitlow Wyatt, in the form set forth in Exhibit 4 to this Agreement, together with signed or photostatic copies thereof for each of the other Underwriters.

            5.7 On each Closing Date, you shall have received a signed opinion, dated as of such date, of Holland & Knight, LLP, counsel to Altama, in the form set forth in Exhibit 5 to this Agreement, together with signed or photostatic copies thereof for each of the other Underwriters.

            5.8 At the time of the signing of this Agreement and on each Closing Date, you shall have received a signed comfort letter, dated, respectively, as of each such date, from each of the auditors whose reports are included or incorporated by reference into the Registration Statement, in form and substance satisfactory to the Representatives and Rutan & Tucker, LLP, counsel to the Representatives.

            5.9 As of the effective date of the Registration Statement and on each Closing Date, the Common Stock of the Company shall be listed on AMEX and the Shares shall be listed on AMEX or have been approved for listing on AMEX, subject in the case of the Primary Shares only to official notice of issuance of the Primary Shares, and the Company shall not have received any notice regarding the possible delisting or suspension of the Common Stock or the Shares by AMEX and shall not reasonably anticipate that the Common Stock or the Shares will be delisted or suspended by AMEX for the foreseeable future.

            5.10 The NASD shall have confirmed, and shall not have modified or revoked its confirmation, that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements for this offering.

            5.11 At the date of this Agreement, the Representatives shall have received lock-up agreements in the forms set forth in Exhibit 2 to this Agreement signed by the persons listed on Schedule B to this Agreement, and such agreements shall be in full force and effect on the Closing Date.

            5.12 Concurrently with the delivery of the Primary Shares to the Underwriters, , the Company shall have executed and delivered to the Representatives the Warrant Agreements in the form attached to this Agreement as Exhibit 1 and in the denominations set forth in Exhibit 1 to this Agreement.

            5.13 All proceedings taken at or prior to each Closing Date in connection with the sale of the Shares shall be satisfactory in form and substance to you and Rutan & Tucker, LLP, counsel to the Representatives, and at the time of signing this Agreement and on the Closing Date, you and such counsel shall have received each and every additional document, letter, opinion, certificate or other item dated and executed in a manner satisfactory to you and such counsel, as you or such counsel may request in connection with the Prospectus, the Registration Statement, the offer and sale of the Shares hereunder, or proceedings at the Closing Date.

      If any of the conditions herein provided for in this Section 5 shall not have been fulfilled as of the date indicated, all obligations of the several Underwriters under this Agreement may be cancelled by the Representatives by notifying the Company of such cancellation on or prior to the applicable Closing Date. The Representatives may, in their sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the First Closing Date, the Second Closing Date or otherwise.

      6.    Covenants of the Company.

            6.1   The Company covenants and agrees as follows:

                  (a) To use its best efforts to bring about the effectiveness of the Registration Statement, and the Company will not, at any time, whether before or after the effective date, file any amendment to the Registration Statement or Prospectus or supplement thereto of which you and your counsel shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected or that is not in compliance with the Act and the Rules and Regulations, and as soon as the Company is advised thereof, to advise the Representatives and confirm this advice in writing (i) when the Registration Statement has become effective and (ii) of the issuance by the Commission, AMEX or any state securities or "Blue Sky" commissioner or authority of any order suspending the effectiveness of the Registration Statement, the listing of the Common Stock or the Shares, or any qualification of the Shares, or prohibiting the offer or sale of the Shares or the initiation or threatening of any proceedings for any such purpose, and to use its best efforts to cause the issuing authority to lift any such order.

                  (b) To deliver, on or before the effective date of the Registration Statement and from time to time thereafter until the earlier of completion of the offering or the period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, without charge, to the Representatives, and to send to the several Underwriters, at such office or offices as any Representative may designate, as many copies of the preliminary prospectus and Prospectus as the Representatives may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (c) To furnish each Representative and their counsel, without charge, one executed copy of the Registration Statement (including exhibits) and of any amendments thereto and to furnish each Representative, without charge, a reasonable number of conformed copies of the Registration Statement (excluding exhibits) and of any amendments thereto.

                  (d) To furnish each Representative and their counsel with a copy of each proposed amendment or supplement before amending or supplementing the Registration Statement or the Prospectus.

                  (e) Until the earlier of completion of the offering or the period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, if any event shall occur as a result of which it shall be necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith to prepare and furnish, at its own expense, to the Underwriters and to dealers (whose names and addresses the Representatives will furnish to the Company) to whom Shares may have been sold by the Representatives and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                  (f) To make generally available to the Company's security holders, as soon as practicable, but not later than fifteen months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a period of twelve months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of the last paragraph of Section 11(a) of the Act, including, at the option of the Company, Rule 158.

                  (g) For a period of three years following the date of this Agreement, to supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time furnish generally to holders of any class of its securities, and to furnish the Representatives a copy of each annual report on Form 10-K which it files with the Commission.

                  (h) To cooperate with the Representatives in an endeavor to qualify the Shares for offer and sale under the "Blue Sky" laws of such jurisdictions of the United States as the Representatives may request, and to pay, or reimburse if paid by a Representative, fees and disbursements of counsel for the Underwriters and all other expenses and filing fees in connection therewith; provided, however, that the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation as doing business in any jurisdiction.

                  (i) For a period of three years following the date of this Agreement, to comply to the best of its ability with the Act, the Rules and Regulations and the Exchange Act, as amended, and the rules and regulations thereunder, and the rules and regulations of AMEX so as to permit the continuance of sales and dealings in the Common Stock of the Company on AMEX.

                  (j) To apply the net proceeds from the sale of the Shares in accordance with the statements made under "Use of Proceeds" in the Prospectus and to comply with Rule 463 under the Act.

                  (k) To promptly supply the Representatives and their counsel with copies of all correspondence to and from and all documents issued to and by the Commission and AMEX in connection with the registration of the Shares under the Act and the listing of the Shares on AMEX.

            6.2 The Company covenants and agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, all costs and expenses incident to the entry into and performance under this Agreement by the Company, and without limiting the generality of the foregoing, all costs and expenses incident to (a) the issuance, purchase, sale and delivery of the Shares to the Underwriters, (b) the registration of the Shares and preparing, printing and shipping the Registration Statement and the underwriting documents, (c) the filing fees of the Commission, the NASD, AMEX (including AMEX listing fees for the Shares) and state securities and "Blue Sky" commissioners and authorities in connection with the Registration Statement and this Agreement, and the fees, disbursements and expenses of counsel in connection with state securities or "Blue Sky" matters and review by the NASD, (d) the fees and disbursements of counsel and accountants for the Company and its subsidiaries, (e) the furnishing to the Representatives and the other Underwriters of copies of the Registration Statement, any preliminary prospectus, the Prospectus, this Agreement, the Blue Sky Survey (preliminary and final), and of the documents required by paragraphs (b), (c), (d) and (e) of Section 6.1, to be so furnished, including costs of preparing, printing and shipment, (f) the preparation, printing, mailing, delivery, filing and distribution by the Company of all supplements and amendments to the Prospectus required by paragraph (e) of Section 6.1, and (g) the furnishing to the Representatives and the other Underwriters of all reports and financial statements required by paragraphs (f) and (g) of Section 6.1. Except as provided below, and except as otherwise provided in Section 7, except for the $40,000 that the Company paid directly to Rutan & Tucker, LLP, which amount covers fees and expenses of counsel that have actually been incurred by the Underwriters prior to the date of this Agreement, the Representatives will pay the fees and costs of their counsel. If the sale of any of the Shares to the several Underwriters pursuant to this Agreement is not consummated for any reason other than as set forth in clauses (ii) through
      (viii) of Section 8.2 or Section 9, the Company will reimburse the several Underwriters for all of their out-of-pocket expenses (including fees and expenses of counsel) actually incurred by the Underwriters in connection with this Agreement or in investigating, preparing to market or marketing the Shares.

            6.3 The Company covenants and agrees that except as expressly contemplated hereby, it will not, directly or indirectly, (a) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or such other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (a) or (b) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) or otherwise controlled by the Company on the date hereof or hereafter acquired or otherwise controlled, for a period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus; provided, however, that the Company may, without the prior written consent of the Representatives on behalf of the Underwriters, (i) issue stock options not exercisable during such 180-day period pursuant to equity incentive plans described in the Registration Statement and the Prospectus to employees, directors and consultants of the Company, (ii) issue shares upon the exercise of options and warrants and the conversion of preferred stock and convertible debentures, in each case as described in the Registration Statement and the Prospectus, (iii) as described in the Registration Statement and Prospectus, issue and deposit into escrow at the First Closing shares of Common Stock of the Company valued at $2.5 million in connection with the Company's acquisition of Altama and Target Sub, and (iv) issue shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock in connection with any acquisition by the Company of another entity, provided that the Company ensures that the recipient(s) of such securities shall not transfer such securities during the 180-day period following the date of the Prospectus. In addition, the Company will not, during such 180-day period, register any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock.

      7.    Indemnification and Contribution.

            7.1 The Company will indemnify and hold harmless each Underwriter (including specifically each person who may be substituted for an Underwriter as provided in Section 9), its partners, members, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law or otherwise, and except as provided below, will reimburse each of the Underwriters and each such controlling person, if any, for all reasonable legal or other expenses incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in any preliminary prospectus or in the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any written or electronic materials, if any, used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings that are provided by the Company or based upon information furnished by or on behalf of the Company, unless the untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, preliminary prospectus or Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Representatives or any Underwriter through the Representatives expressly for use therein. Promptly after receipt by any Underwriter or any person controlling the Underwriter of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Section 7, the Underwriter will notify the Company in writing of the commencement thereof, and, subject to the provisions stated below, the Company shall assume the defense of the action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Underwriter or such person, as the case may be, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against it, provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under this Section 7.1 except to the extent that the Company has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve the Company from any liability that it may have to an indemnified party otherwise than under this Section 7.1. Any Underwriter or any controlling person shall have the right to employ separate counsel in the action and to participate in the defense thereof, but the fees and expenses of its counsel shall not be at the expense of the Company unless the employment of that counsel has been specifically authorized by the Company or the Company has not, within a reasonable time period, employed counsel or such Underwriter has reasonably concluded that there may be defenses available to it that are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense on behalf of the Underwriters), in any of which events such reasonable fees and expenses shall be borne by the Company, it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one proceeding or series of related proceedings.

            7.2 Each Underwriter will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law or otherwise, and, except as provided below, will reimburse the Company and each such director, officer or controlling person for all reasonable legal or other expenses incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in any preliminary prospectus or in the Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only insofar as any such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives or any Underwriter through the Representatives expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against one or more Underwriters under this Section 7, the indemnified party will notify the Representatives in writing of the commencement thereof, and the Underwriter or Underwriters against whom indemnity may be sought shall, subject to the provisions stated below, assume the defense of the action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect to which indemnity may be sought against the Underwriter or Underwriters, provided that the failure to notify the Representatives shall not relieve the Underwriter from any liability that it may have under this Section 7.3 except to the extent that the Underwriter has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Representatives shall not relieve the Underwriter from any liability that it may have to an indemnified party otherwise than under this Section 7.3. The Company and each director, officer or controlling person shall have the right to employ separate counsel in any action and to participate in the defense thereof, but the fees and expenses of their counsel shall not be at the expense of any Underwriter unless the employment of that counsel has been specifically authorized by the Underwriter or Underwriters obligated to defend the action or the Underwriter or Underwriters obligated to defend shall not, within a reasonable time period, employ counsel or the Company, director, officer or controlling person shall have reasonably concluded that there may be defenses available to it that are different from, additional to or in conflict with those available to the Underwriter or Underwriters obligated to defend the action (in which case the Underwriter or Underwriters obligated to defend the action shall not have the right to direct the defense on behalf of the Company, director, officer or controlling person), in any of which events such reasonable fees and expenses shall be borne by the Underwriter or Underwriters obligated to defend the action, it being understood, however, that the Underwriter or Underwriters obligated to defend the action shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one proceeding or series of related proceedings.

            7.3 It is agreed that the only information supplied by the Underwriters in writing for use in the Registration Statement, the preliminary prospectus or the Prospectus is set forth (i) in the second paragraph following the first table under the heading "Underwriting" in the Prospectus, which paragraph begins "Shares sold by the managing underwriters . . ."; (ii) under the heading "Underwriting - Stabilization, Short Sales and Penalty Bids" in the Prospectus; and (iii) in the first sentence under the heading "Underwriting - Electronic Distribution" in the Prospectus. It is further agreed that no information has been omitted from the Registration Statement in reliance on information supplied by the Underwriters in writing.

            7.4 No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

            7.5 In order to provide for just and equitable contribution under the Act in any case in which (i) any indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this
      Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party; then the Company and any such Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) in either such case (after contribution from others) (A) in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter on the other hand from the offering of the Shares or (B) if the allocation provided by clause (A) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action.

            7.6 The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7.6. Notwithstanding the provisions of this Section 7, the contribution of each contributing Underwriter shall not be in excess of its proportionate share (based on the ratio of the number of Shares purchased by such Underwriter to the number of Shares purchased by all contributing Underwriters) of the portion of such losses, claims, damages or liabilities for which the Underwriters are responsible and shall not exceed the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and the contribution of the Company shall not be in excess of the portion of such losses, claims, damages or liabilities for which the Company is responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under
      Section 11 of the Act other than the Company and the Underwriters. If the full amount of the contribution specified in this Section 7 is not permitted by law, then the Company and any Underwriter, as the case may be, shall be entitled to contribution from the Company and/or the Underwriters, as the case may be, to the full extent permitted by law.

      8.    Effective Date and Termination.

            8.1 This Agreement shall become effective at 10:00 a.m., Pacific Time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective, whichever time shall first occur. The time of the initial public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement, which is subsequently published, relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to dealers by letter or telegram, whichever occurs first. You may prevent this Agreement from becoming effective without liability of any party to any other party, except as otherwise provided in Sections 8.2 and 8.3, by giving notice as indicated below in Section 8.2 prior to the time when this Agreement would otherwise become effective as herein provided.

            8.2 This Agreement, except for Sections 6.2, 7, 10, 11 and 12, may be terminated by the Representatives by notifying the Company at any time at or prior to the First Closing Date, and the option referred to in
      Section 2.2, if exercised, may be cancelled at any time prior to the Second Closing Date, if, in the Representatives' judgment, payment for and delivery of the Shares is rendered impracticable or inadvisable by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree,
      (ii) trading in securities on the New York Stock Exchange, AMEX or Nasdaq having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally, (iv) a banking moratorium having been declared by federal or California or New York state authorities, (v) any material adverse change in the financial markets in the United States, (vi) any major disruption of settlements of securities or clearance services in the United States, (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency or any change or development in national or international political, financial or economic conditions if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares, (viii) the passage by the Congress of the United States or by any state legislative body, of any act or measure, or the adoption or proposed adoption of any orders, rules, legislation or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is believed likely by the Representatives to adversely impact the business, financial condition or financial statements of the Company or the market for the securities offered hereby, (ix) any material adverse change having occurred, since the respective dates as of which information is given in the Registration Statement and Prospectus, in the condition of the Company, financial or otherwise, or in the earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business which, in the Representatives' judgment, makes it impracticable or inadvisable to offer or deliver the

      Shares on the terms contemplated by the Prospectus, or (x) any of the conditions specified in Section 5 not having been fulfilled or waived in writing by the Representatives, at or prior to the Closing Date, when and as required by this Agreement to be fulfilled.

            8.3 If this Agreement is terminated pursuant to any of the provisions hereof, except as provided in Sections 6.2 and 7, the Company shall not be under any liability to any Underwriter nor shall any Underwriter be under any liability to the Company, except that no Underwriter which shall have failed or refused to purchase the Shares agreed to be purchased by it hereunder, without some reason sufficient hereunder to justify its cancellation or termination of its obligations hereunder, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its default.

      9.    Default of Underwriters.

            9.1 If one or more of the Underwriters fails or refuses (other than for a reason sufficient to justify the termination of this Agreement) to purchase on the First Closing Date or the Second Closing Date the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by such Underwriter or Underwriters and the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by the Underwriter or Underwriters shall not exceed 10% of the total number of Primary Shares or Over-Allotment Shares (as the case may be) to be sold hereunder to the Underwriters, then each of the non-defaulting Underwriters shall be obligated to purchase these Primary Shares or Over-Allotment Shares on the terms herein set forth in proportion to their respective obligations hereunder. In that case, the Representatives and the Company shall have the right to postpone the First Closing Date or the Second Closing Date (as the case may be) for a period of not more than seven days in order that necessary changes and arrangements may be effected.

            9.2 If one or more of the Underwriters fails or refuses (other than for a reason sufficient to justify the termination of this Agreement) to purchase on the First Closing Date or the Second Closing Date the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by such Underwriter or Underwriters and the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by such Underwriter or Underwriters exceeds 10% of the total number of Primary Shares or Over-Allotment Shares (as the case may be) to be sold hereunder to the Underwriters, then the non-defaulting Underwriters shall have the right to purchase, or procure one or more Underwriters reasonably acceptable to the Company, to purchase, in such proportions as they may agree upon and upon the terms herein set forth, the Primary Shares or Over-Allotment Shares which the defaulting Underwriter or Underwriters agreed to purchase, and this Agreement shall be carried out accordingly. If the other Underwriters do not exercise this right within thirty-six hours after receiving notice of the default, then the Company shall be entitled to an additional period of twenty-four hours within which to procure another party or parties satisfactory to the Representatives to purchase or agree to purchase these Primary Shares or Over-Allotment Shares on the terms herein set forth. In any such case, the Representatives and the Company shall have the right to postpone the First Closing Date or the Second Closing Date (as the case may

      be) for a period of not more than seven days in order that necessary changes and arrangements may be effected. If this Section 9.2 becomes applicable and neither the non-defaulting Underwriters nor the Company shall make arrangements within the period stated for the purchase of the Primary Shares or Over-Allotment Shares that the defaulting Underwriter or Underwriters agreed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter to the Company and without liability on the part of the Company except as provided in Sections 6.2 and 7. The provisions of this Section 9 shall not in any way affect the liability of any defaulting Underwriter to the Company arising out of the default.

            9.3 The respective purchase obligation of each Underwriter shall be subject to such adjustments as the Representatives may make in their absolute discretion.

      10. Representations and Agreement to Remain in Effect. The expense, reimbursement and indemnification agreements contained in Sections 6, 7 and 8 shall survive any termination of this Agreement; and the representations, warranties and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any of the Underwriters, the Company, any controlling person, director or officer of the Company or the Underwriters, and (ii) delivery, acceptance of and payment for the Shares under this Agreement.

      11. Parties in Interest. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and their respective successors and assigns, to the extent expressed herein, for the benefit of persons controlling any of the Company or any of the Underwriters, directors and officers of the Company and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

      12. Notices, Headings, Etc. Except as otherwise provided in this Agreement, all statements, requests, notices and other communications hereunder shall be in writing and shall be mailed, delivered, telegraphed or sent by facsimile transmission and confirmed to the Representatives at the address set forth above, (i) in the case of Wedbush Morgan Securities Inc., attention:
Corporate Finance (facsimile number: (213) 688-6642), and (ii) in the case of First Albany Capital Inc., attention: Investment Banking (facsimile number:
(212) 273-7320); and if to the Company, to Phoenix Footwear Group, Inc., 5759 Fleet Street, Suite 220, Carlsbad, California 92008, attention: Chief Executive Officer (facsimile number: (760) 602-9684). Notices shall be effective upon receipt. Any party may change the address at which it is to receive communications hereunder upon notice to the other parties as provided above. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Signatures delivered by facsimile or other electronic means will be valid and enforceable. The headings in this

Agreement have been inserted as a matter of convenience and reference and are not a part of this Agreement.

      13. Applicable Law, Jurisdiction and Venue. In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder, shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to principles thereof regarding conflicts of laws. The parties hereby consent, in any dispute, action, litigation or other proceeding concerning this Agreement (including arbitration) to the jurisdiction of the courts of California, with the County of Orange being the sole venue for the bringing of the action or proceeding, and waive any right to object to such jurisdiction, including without limitation, any objection based on a claim of improper venue or forum non conveniens.

      14. Amendments and Waiver. This Agreement may be amended only in writing, signed by each party hereto. No provision of this Agreement may be waived except in writing, signed by the party against whom waiver is sought.

      15. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT, THE SECURITIES AND/OR ANY RELATED AGREEMENT OR THE TRANSACTIONS COMPLETED HEREBY OR THEREBY.

      Please confirm that the foregoing correctly sets forth the agreement among us.

                                    Sincerely yours,


                                    PHOENIX FOOTWEAR GROUP, INC.


                                    By:
                                       -----------------------------------------
                                       Richard E. White, Chief Executive Officer

Confirmed and accepted as of the date first above written.

WEDBUSH MORGAN SECURITIES INC.
FIRST ALBANY CAPITAL INC.

For themselves and as the Representatives of the several Underwriters named in Schedule A hereto.

By: Wedbush Morgan Securities Inc.

    By:
       ----------------------------------------
       Michael G. Gardner, Managing Director

                                   SCHEDULE A

                                  UNDERWRITERS

                                                            Number of
     Underwriter                                         Primary Shares
     -----------                                         --------------

Wedbush Morgan Securities Inc. ......................

First Albany Capital Inc. ...........................

[OTHERS]

     Total...........................................        2,500,000


Price Per Share: $
                  -----------


Bank Account Information:

                                   SCHEDULE B

                  LIST OF SHAREHOLDERS, OFFICERS AND DIRECTORS
                          SUBJECT TO LOCK-UP AGREEMENTS

Name

James R. Riedman
Greg A. Tunney
Kenneth E. Wolf
Wilhelm Pfander
Steven M. DePerrior
Gregory M. Harden
John C. Kratzer
John M. Robbins
Frederick R. Port
Richard E. White
Riedman Corporation
Retirement Committee of Phoenix Footwear Group, Inc. Retirement Savings and
  Partnership Plan (James R. Riedman and Steven M. DePerrior - Retirement Committee members)

EXHIBIT 1

                            FORM OF WARRANT AGREEMENT

See form of Warrant Agreement delivered concurrently with the execution of this Agreement. Concurrently with the delivery of the Primary Shares to the Underwriters, the Warrant Agreements shall be issued as follows:

Representative Name/Holder                         Number of Underlying Shares
--------------------------                         ---------------------------
Wedbush Morgan Securities Inc.                                32,500

First Albany Capital Inc.                                     17,500

                                    EXHIBIT 2

                           FORMS OF LOCK-UP AGREEMENTS

See forms of lock-up agreements for shareholders, officers and directors listed on Schedule B, which forms were filed as exhibits 10.25, 10.26 and 10.27 to the Registration Statement.

                                    EXHIBIT 3

                   FORM OF OPINION OF WOODS OVIATT GILMAN LLP

See form of opinion delivered concurrently with the execution of this agreement.

                                    EXHIBIT 4

                FORM OF OPINION OF MORRIS, MANNING AND MARTIN LLP

See form of opinion attached as Exhibit F to the Stock Purchase Agreement by and among the Company, W. Whitlow Wyatt and Altama dated June 15, 2004.

                                    EXHIBIT 5

                    FORM OF OPINION OF HOLLAND & KNIGHT, LLP

See form of opinion attached as Exhibit G to the Stock Purchase Agreement by and among the Company, W. Whitlow Wyatt and Altama dated June 15, 2004.